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                                    EXHIBIT 1



                                    Agreement



         In accordance with 17 C.F.R. Section 240.13d-1(f)(1)(iii), the undersigned hereby agrees and consents to the filing of the Schedule 13G by First United Bancshares, Inc. on our behalf regarding the beneficial ownership of the common stock of Deltic Timber, said stock held in trust pursuant to granted trust authority.


                              FIRST  UNITED TRUST COMPANY, N.A.


                              By:     /s/ Richard P. Clark, II
                                     ------------------------------------------
                              Title: President & Chief Executive Officer


                              FIRSTBANK


                              By:    /s/ Robert McDowell
                                     ------------------------------------------
                              Title: Executive Vice President and Trust Officer